Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Fourth-Quarter and Full-Year 2014 Results

Company Delivers 2014 Adjusted EBIT in Line with Prior Year; Board Declares 6% Dividend Increase

•	Insulation delivered 14th consecutive quarter of EBIT growth; increased full-year EBIT by $68 million

•	Composites delivered 6th consecutive quarter of EBIT improvement; grew 2014 earnings by 50%

•	Roofing achieved commercial objectives for the second half

TOLEDO, Ohio - February 11, 2015 - Owens Corning (NYSE: OC) today reported consolidated net sales of $5.3 billion in 2014, in line with net sales of $5.3 billion in 2013.

Full-year 2014 adjusted earnings were $208 million, or $1.76 per diluted share, compared to adjusted earnings of $221 million, or $1.86 per diluted share, in 2013. Net earnings in 2014 were $226 million, or $1.91 per share, compared to net earnings of $204 million, or $1.71 per diluted share last year.

Fourth-quarter 2014 adjusted earnings were $55 million, or $0.47 per diluted share, compared with $52 million, or $0.44 per diluted share, during the same period one year ago. The company reported net earnings of $33 million, or $0.28 per diluted share, in the fourth quarter of 2014, compared with net earnings of $82 million, or $0.69 per diluted share, in 2013. (See Table 6 for a discussion and reconciliation of these items.)

“Owens Corning made significant progress in 2014. All three businesses made meaningful contributions to earnings,” said Chairman and Chief Executive Officer Mike Thaman. “Insulation contributed over $100 million of EBIT on one million U.S. lagged housing starts. Composites delivered its sixth consecutive quarter of EBIT improvement and grew EBIT for the full year by more than 50 percent. In Roofing, we achieved our commercial objective during the second half of the year by regaining our historical market position in a stable fourth-quarter pricing environment.”

The Board has declared a quarterly dividend of 17 cents per common share payable on April 2, 2015, to shareholders of record as of March 13, 2015, a 6% increase from the previous year.

“The Board of Directors increased the dividend based on the company's financial outlook and cash generation,” Thaman said.

Consolidated Fourth-Quarter and Full-Year 2014 Results

•	Owens Corning maintained a very high level of safety performance in 2014. While recorded injuries were higher in 2014 than 2013, the number of days lost due to injury declined dramatically.

•
Adjusted earnings before interest and taxes (EBIT) in the fourth quarter of 2014 was $107 million, compared with $96 million in 2013. EBIT for the fourth quarter was $104 million, in line with $104 million during the same period in 2013 (See Table 2).

•
Full-year adjusted EBIT was $412 million in 2014, compared with adjusted EBIT of $416 million in 2013. Full-year EBIT in 2014 was $392 million, compared to $385 million in 2013. (See Table 2 for a reconciliation of these items.)

•	During the fourth quarter, the company issued a $400 million bond, the proceeds of which were primarily used to pay down higher-interest notes.

Outlook

The company expects to benefit in 2015 from continued improvement in the U.S. housing market and moderate global growth.

Insulation is expected to continue the momentum built over the last few years, benefitting from growth in U.S. residential new construction, improved pricing and operating leverage.

In Composites, strong performance throughout 2014 supports continued improvement in 2015. The company expects a 2015 EBIT improvement commensurate with 2014, less the impact associated with a stronger U.S. dollar. At current exchange rates, the negative effect of currency is estimated at $20 million of EBIT.

In Roofing, the company expects the overall market demand to be in line with last year. Market dynamics in the first half of the year will largely determine how the Roofing business performs relative to 2014. These dynamics will be discussed during the conference call at 11:00 a.m. today.

The company estimates an effective tax rate of 30 percent to 32 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.2 billion U.S. tax net operating loss carryforward.

The company expects general corporate expenses to be $120 million to $130 million in 2015. Capital expenditures in 2015 are expected to total approximately $355 million, including an estimated $55 million for the completion of a new non-wovens facility. Interest expenses are expected to be about $110 million.

Next Earnings Announcement

First-quarter 2015 results will be announced on Wednesday, April 22, 2015.

Conference Call and Presentation

Wednesday, February 11, 2015
11 a.m. Eastern Time

All Callers
Live dial-in telephone number: U.S. and Canada 1.877.201.0168 or international +1.647.788.4901.
Entry number: 354-170-30 (Please dial in 10-15 minutes before conference call start time)

Live webcast: http://investor.owenscorning.com/investor-relations/

Telephone replay available through Feb. 18, 2015. For U.S. and Canada, call 1.855.859.2056 or international +1.404.537.3406. Conference replay number: 354-170-30

Replay of webcast also available until Feb. 11, 2016 at: http://investor.owenscorning.com/investor-relations/

Presentation
To view the slide presentation during the conference call, please log on to the live webcast at: http://investor.owenscorning.com/investor-relations/

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 company for 60 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. In business for more than 75 years, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2014 and about 14,000 employees in 25 countries. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation of new business systems; international economic and political conditions including new legislation or other governmental actions; our ability to use our net operating loss carry forwards; research and development activities and intellectual property protection; foreign exchange and commodity price fluctuations; interest rate movements; labor disputes and litigation; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 11, 2015, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
NET SALES	$1,261	$1,278	$5,276	$5,295
COST OF SALES	1,018	1,045	4,300	4,329
Gross margin	243	233	976	966
OPERATING EXPENSES
Marketing and administrative expenses	115	135	487	530
Science and technology expenses	19	20	76	77
Charges related to cost reduction actions	6	—	37	8
Other (income) expenses, net	(1)	(26)	(16)	(34)
Total operating expenses	139	129	584	581
EARNINGS BEFORE INTEREST AND TAXES	104	104	392	385
Interest expense, net	28	25	114	112
Loss on extinguishment of debt	46	—	46	—
EARNINGS BEFORE TAXES	30	79	232	273
Less: Income tax (benefit) expense	(4)	(3)	5	68
Equity in net earnings of affiliates	—	—	1	—
NET EARNINGS	34	82	228	205
Less: Net earnings attributable to noncontrolling interests	1	—	2	1
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$33	$82	$226	$204
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.28	$0.70	$1.92	$1.73
Diluted	$0.28	$0.69	$1.91	$1.71
Dividend	$0.16	$—	$0.64	$—
WEIGHTED AVERAGE COMMON SHARES
Basic	117.5	117.6	117.5	118.2
Diluted	118.1	118.5	118.3	119.1

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Charges related to cost reduction actions	$(6)	$—	$(37)	$(8)
Other items related to cost reduction actions	3	(3)	1	(18)
Net loss on sale of European Stone Business	—	—	(20)	—
Impairment loss on Alcala, Spain facility held for sale	—	—	(3)	—
Gain on sale of Hangzhou, China facility	—	—	45	—
Net gain (loss) related to Hurricane Sandy insurance activity	—	31	(6)	15
Accelerated depreciation related to a change in the useful life of assets in Cordele, Georgia facility	—	(20)	—	(20)
Total adjusting items	$(3)	$8	$(20)	$(31)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$33	$82	$226	$204
Less: Net earnings attributable to noncontrolling interests	1	—	2	1
NET EARNINGS	34	82	228	205
Equity in net earnings of affiliates	—	—	1	—
Income tax (benefit) expense	(4)	(3)	5	68
EARNINGS BEFORE TAXES	30	79	232	273
Interest expense, net	28	25	114	112
Loss on extinguishment of debt	46	—	46	—
EARNINGS BEFORE INTEREST AND TAXES	104	104	392	385
Less: adjusting items from above	(3)	8	(20)	(31)
ADJUSTED EBIT	$107	$96	$412	$416

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Table 3
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2014	2013	2012
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings (loss)	$228	$205	$(16)
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Depreciation and amortization	304	332	349
Gain on sale of assets or affiliates	(55)	(6)	(17)
Impairment of European Stone Business	20	—	—
Proceeds from Hurricane Sandy insurance claims	—	(58)	(20)
Deferred income taxes	(15)	54	(59)
Provision for pension and other employee benefits liabilities	18	23	36
Stock-based compensation expense	29	28	24
Other non-cash	(30)	(18)	(14)
Loss on extinguishment of debt	46	—	74
Change in working capital accounts:
Changes in receivables, net	(10)	(77)	24
Changes in inventories	(29)	(27)	(4)
Changes in accounts payable and accrued liabilities	(8)	46	23
Changes in other current assets	(3)	4	(39)
Other	—	—	2
Pension fund contribution	(52)	(39)	(50)
Payments for other employee benefits liabilities	(22)	(22)	(22)
Other	20	(38)	39
Net cash flow provided by operating activities	441	407	330
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(363)	(335)	(304)
Derivative settlements	5	—	—
Proceeds from the sale of assets or affiliates	65	—	10
Investment in subsidiaries and affiliates, net of cash acquired	(12)	(62)	—
Proceeds from Hurricane Sandy insurance claims	—	58	20
Deposit related to sale of Hangzhou, China plant	—	34	—
Purchases of alloy	(28)	(18)	(28)
Proceeds from sale of alloy	47	16	49
Net cash flow used for investing activities	(286)	(307)	(253)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,276	1,063	1,877
Payments on senior revolving credit and receivables securitization facilities	(1,344)	(1,103)	(1,957)
Proceeds from long-term debt	390	—	599
Payments on long-term debt	(402)	(2)	(441)
Purchase of noncontrolling interest	—	—	(22)
Dividends paid	(56)	—	—
Net increase (decrease) in short-term debt	30	(4)	(23)
Purchases of treasury stock	(44)	(63)	(113)
Other	8	13	4
Net cash flow used for financing activities	(142)	(96)	(76)
Effect of exchange rate changes on cash	(3)	(2)	2
Net increase in cash and cash equivalents	10	2	3
Cash and cash equivalents at beginning of period	57	55	52
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$67	$57	$55
DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$19	$29	$30
Cash paid during the year for interest	$122	$126	$122

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$67	$57
Receivables, less allowances of $10 at December 31, 2014 and $14 at December 31, 2013	674	683
Inventories	817	810
Assets held for sale – current	16	29
Other current assets	233	269
Total current assets	1,807	1,848
Property, plant and equipment, net	2,899	2,932
Goodwill	1,168	1,166
Intangible assets	1,017	1,040
Deferred income taxes	444	436
Other non-current assets	220	225
TOTAL ASSETS	$7,555	$7,647
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$949	$988
Short-term debt	31	1
Long-term debt – current portion	3	3
Total current liabilities	983	992
Long-term debt, net of current portion	1,991	2,024
Pension plan liability	447	336
Other employee benefits liability	252	242
Deferred income taxes	22	23
Other liabilities	130	200
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,954	3,938
Accumulated earnings	805	655
Accumulated other comprehensive deficit	(550)	(297)
Cost of common stock in treasury (c)	(518)	(504)
Total Owens Corning stockholders’ equity	3,692	3,793
Noncontrolling interests	38	37
Total equity	3,730	3,830
TOTAL LIABILITIES AND EQUITY	$7,555	$7,647

(a)10 shares authorized; none issued or outstanding at December 31, 2014 and December 31, 2013
(b)400 shares authorized; 135.5 issued and 117.8 outstanding at December 31, 2014 and December 31, 2013
(c)17.7 shares at December 31, 2014 and December 31, 2013

Table 5
Owens Corning and Subsidiaries
Segment and Business Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$464	$461	$1,935	$1,845
% change from prior year	1%	8%	5%	-1%
EBIT	$53	$36	$149	$98
EBIT as a % of net sales	11%	8%	8%	5%
Depreciation and amortization expense	$30	$31	$129	$130

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$490	$466	$1,746	$1,642
% change from prior year	5%	13%	6%	12%
EBIT	$46	$39	$108	$40
EBIT as a % of net sales	9%	8%	6%	2%
Depreciation and amortization expense	$25	$25	$101	$104

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$340	$381	$1,748	$1,967
% change from prior year	-11%	9%	-11%	-2%
EBIT	$32	$55	$232	$386
EBIT as a % of net sales	9%	14%	13%	20%
Depreciation and amortization expense	$9	$10	$39	$38

Table 5
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Charges related to cost reduction actions	$(6)	$—	$(37)	$(8)
Other items related to cost reduction actions	3	(3)	1	(18)
Net loss on sale of European Stone Business	—	—	(20)	—
Impairment loss on Alcala, Spain facility held for sale	—	—	(3)	—
Gain on sale of Hangzhou, China facility	—	—	45	—
Net gain (loss) related to Hurricane Sandy	—	31	(6)	15
Accelerated depreciation related to a change in the useful life of assets in Cordele, Georgia facility	—	(20)	—	(20)
General corporate expense and other	(24)	(34)	(77)	(108)
EBIT	$(27)	$(26)	$(97)	$(139)
Depreciation and amortization	$11	$31	$35	$60

Table 6
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$120	$22	$21	$49	$52	$51	$33	$82	$226	$204
Adjustment to remove adjusting items, net of tax**	(22)	15	21	4	18	9	31	(11)	48	17
Adjustment to remove significant tax reserve reversals*	(74)	—	—	—	—	—	8	—	(66)	—
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	11	(2)	3	15	3	6	(17)	(19)	—	—
ADJUSTED EARNINGS	$35	$35	$45	$68	$73	$66	$55	$52	$208	$221

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.01	$0.18	$0.18	$0.41	$0.44	$0.43	$0.28	$0.69	$1.91	$1.71
Adjustment to remove adjusting items, net of tax**	(0.19)	0.13	0.18	0.03	0.15	0.08	0.26	(0.09)	0.40	0.15
Adjustment to remove significant tax reserve reversals*	(0.62)	—	—	—	—	—	0.07	—	(0.55)	—
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	0.09	(0.02)	0.02	0.13	0.03	0.05	(0.14)	(0.16)	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.29	$0.29	$0.38	$0.56	$0.62	$0.56	$0.47	$0.44	$1.76	$1.86

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	117.8	118.5	117.4	119.1	117.4	118.0	117.5	117.6	117.5	118.2
Non-vested restricted shares and performance shares	0.4	0.6	0.4	0.7	0.4	0.4	0.4	0.5	0.4	0.4
Options to purchase common stock	0.5	0.5	0.5	0.6	0.3	0.4	0.2	0.4	0.4	0.5
Diluted shares outstanding	118.7	119.6	118.3	120.4	118.1	118.8	118.1	118.5	118.3	119.1

*
For comparability, in 2014, we have used an effective tax rate of 30% that excludes the resolution of a significant uncertain tax position and the reversal of a valuation allowance recorded in prior years against certain European net deferred tax assets. In 2013 we have used an effective tax rate of 27% as this was the effective tax rate of the Company in 2013.

**	Adjusting items include extinguishment of debt.